MERIT LIFE
INSURANCE COMPANY

Investors' Guaranteed Income
Fixed Contingent Deferred Annuity Application

Merit Life Insurance Company
Administrative Offices
2 Corporate Drive, Suite 760
Shelton, CT 06484
833-637-4854
www.meritlifegroup.com

SINGLE LIFE

1. Account Name at your Financial Firm

(The owner name(s) on the Annuity must exactly match the name on the account where coverage is being requested)

2. Owner(s)

PRIMARY OWNER/ENTITY NAME (first, middle initial, last or, full entity name)		SSN (or TIN)	
AUTHORIZED INDIVIDUAL NAME (first, middle initial, last)		BIRTH DATE/TRUST DATE	
GENDER ❏ Female ❏ Male ❏ Entity	BEST PHONE NUMBER	E-MAIL ADDRESS	
U.S. RESIDENTIAL ADDRESS/ENTITY ADDRESS (no P.O. Boxes)	CITY	STATE	ZIP CODE
MAILING ADDRESS (if different from address above)	CITY	STATE	ZIP CODE

JOINT OWNER NAME, IF ANY (first, middle initial, last)	SSN (or TIN)	BIRTH DATE	
GENDER ❏ Female ❏ Male	BEST PHONE NUMBER	E-MAIL ADDRESS	
U.S. RESIDENTIAL ADDRESS (no P.O. Boxes)	CITY	STATE	ZIP CODE
MAILING ADDRESS (if different from address above)	CITY	STATE	ZIP CODE

3. Annuitant (Complete if different from the Primary Owner; must be a person)

ANNUITANT NAME (first, middle initial, last)	SSN (or TIN)	BIRTH DATE	
GENDER ❏ Female ❏ Male	BEST PHONE NUMBER	E-MAIL ADDRESS	
U.S. RESIDENTIAL ADDRESS (no P.O. Boxes)	CITY	STATE	ZIP CODE
MAILING ADDRESS (if different from address above)	CITY	STATE	ZIP CODE

4. Financial Firm, Financial Advisor and Account Information

FINANCIAL FIRM	FINANCIAL ADVISOR NAME
IDENTIFICATION NUMBER AT FINANCIAL FIRM	FINANCIAL ADVISOR E-MAIL ADDRESS
BEST PHONE NUMBER	ACCOUNT IDENTIFICATION NUMBER
ACCOUNT INVESTMENT PORTFOLIO/MODEL IDENTIFIER*	

*Use expected information if opening a new account

Contract State Information

If a contract is issued, it will be based on your state of primary U.S. residence. However, if you sign this application in a state other than that of your primary U.S. residence, I certify that either (check the applicable option):

❑ I have a second residence where the application was signed; or

❑ I work or maintain a business in the state where the application was signed.

Consent to Electronic Delivery of Documents

By selecting "yes" below and providing your e-mail address on this application, you agree that Merit Life Insurance Company ("We" "Our " or "Us") may electronically provide you with all communications, disclosures and other information ("Communications") regarding your application and annuity contract (the "Contract"). This includes this application, the Contract and any prospectus required to be provided to you. You should print out, download or otherwise archive these Communications to keep for your records.

You will need a computer with internet access and a printer capable of printing screens or a hard drive capable of storing data. In addition, you must use internet browser software that supports 256-bit encryption.

To access, view and retain Communications from Us, you will need the ability to receive and read e-mails that contain hyperlinks to websites. If you provide Us with an e-mail address in this application, you may notify Us of changes in your e-mail address by writing Us at customerservice@meritlifegroup.com. If you no longer wish to receive e-mail communications, you must contact Us by phone at 833-637-4854 or customerservice@meritlifegroup.com. If you decide to withdraw this consent, the legal effectiveness, validity and/or enforceability of all prior Communications will not be affected.

Proposed Owner: ❑ Yes ❑ No Proposed Joint Owner (if applicable): ❑ Yes ❑ No

Proposed Annuitant (if other than the Proposed Owner): ❑ Yes ❑ No

Disclosures and Acknowledgments

(Each Owner, if more than one, should initial each statement below. Annuitant initials are only required where shown, and are only required if the Annuitant is different from the Primary Owner.)

I UNDERSTAND AND ACKNOWLEDGE THAT:

All statements and answers in the application are correct to the best of my/our knowledge and belief, and will be made part of the Contract. ______Proposed Primary Owner ______Proposed Joint Owner ______Proposed Annuitant

By signing this application, the applicant(s) authorize the Financial Firm noted above to withdraw the charges due for this coverage, if issued, from the Account and to forward such charges to Us. Such charges (the "Fee") are to be assessed quarterly. The amount of the Fee is not considered a withdrawal. The percentage of your Account that your Financial Firm may reasonably assess against your Account periodically for its services in relation to that Account are not considered withdrawals.

_______Proposed Primary Owner _______Proposed Joint Owner

By signing this application, the applicant(s) authorize the Financial Firm noted above to provide Us (and any vendor We may engage for establishing and administering coverage) the information in its possession about me/us and my/our Account necessary to establish and maintain the coverage I/We am/are requesting, but only such information and only for this specific purpose.

_______Proposed Primary Owner _______ Proposed Joint Owner _______Proposed Annuitant

I/We have received the most current prospectus for the coverage being requested. After reviewing my/our financial information with my/our Financial Advisor, I/we believe that this coverage helps in achieving my/our financial goals.

_______ Proposed Primary Owner _______Proposed Joint Owner

FRAUD NOTICE: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

Signatures

(Please sign and indicate the city and state where you sign, as well as the date you sign. If signing for an entity, proof of authorization to sign for the entity may be required.):

PROPOSED PRIMARY OWNER SIGNATURE	DATE	SIGNED AT (CITY, STATE)
PROPOSED JOINT OWNER SIGNATURE	DATE	SIGNED AT (CITY, STATE)
PROPOSED ANNUITANT SIGNATURE*	DATE	SIGNED AT (CITY, STATE)

*Complete only if the Primary Owner is to be an entity. If a person, the Primary Owner must be the Annuitant